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                                                                    EXHIBIT 4.17


                       SENIOR DEBT INTERCREDITOR AGREEMENT

         THIS SENIOR DEBT INTERCREDITOR AGREEMENT, dated as of July 23, 1999 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), between HARRIS TRUST COMPANY OF NEW YORK, as trustee (in such capacity, the "Trustee") on behalf of itself and the holders (collectively referred to as the "Holders") of the Senior Secured Notes (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth or incorporated in Article I) which are or may become Holders pursuant to the Senior Secured Note Indenture referred to below, and THE CIT GROUP/BUSINESS CREDIT, INC., as administrative agent (in such capacity, the "Administrative Agent") on behalf of the Lenders party to the Credit Agreement referred to below.


                              W I T N E S S E T H :

         WHEREAS, pursuant to the Revolving Credit Agreement, dated as of July 23, 1999 (as amended, supplemented, refinanced, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Sterling Chemicals, Inc., a Delaware corporation (the "Company"), Sterling Canada, Inc., a Delaware corporation, Sterling Pulp Chemicals US, Inc., a Delaware corporation, Sterling Pulp Chemicals, Inc., a Georgia corporation, Sterling Fibers, Inc., a Delaware corporation, Sterling Chemicals Energy, Inc., a Delaware corporation, and Sterling Chemicals International, Inc., a Delaware corporation (the Company, together with each such Person, collectively, the "Borrowers", and each, individually, a "Borrower"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), DLJ Capital Funding, Inc., as Syndication Agent for the Lenders, Credit Suisse First Boston, as Documentation Agent for the Lenders, and the Administrative Agent, the Lenders have extended commitments to make Credit Extensions thereunder;

         WHEREAS, certain of the Lenders have extended Fixed Assets Loan Commitments (the "Fixed Assets Lenders") pursuant to which Borrowings of Fixed Assets Loans will be made from time to time on and subsequent to the Closing Date but prior to the Fixed Assets Loan Commitment Termination Date;

         WHEREAS, pursuant to the Senior Secured Note Indenture, dated as of July 23, 1999 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Senior Secured Note Indenture"), between the Company and the Trustee, the Company will issue 12 3/8% Senior Secured Notes due 2006 (the "Senior Secured Notes") for gross cash proceeds of $295,000,000;

         WHEREAS, as security for the Fixed Assets Obligations, the Borrowers and Parent have each executed and delivered the relevant Fixed Assets Security Documents to which they are a party pursuant to which the Borrowers and Parent assigned and pledged to the Administrative Agent for its benefit and the ratable benefit of each of the Fixed Assets Lenders, and granted to the Administrative Agent for


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its benefit and the ratable benefit of each of the Fixed Assets Lenders, a first-priority security interest in all of the Fixed Assets Collateral and the Parent Collateral;

         WHEREAS, as security for the Senior Notes Obligations, the Borrowers have each executed and delivered the Senior Notes Collateral Documents pursuant to which the Borrowers assigned and pledged to the Trustee for its benefit and the ratable benefit of each of the Holders, and granted to the Trustee for its benefit and the ratable benefit of each of the Holders, a first-priority security interest in all of the Senior Notes Collateral and a second-priority security interest in all of the Fixed Assets Collateral;

         WHEREAS, in order to perfect the security interests in the Collateral, each of the Administrative Agent (on behalf of itself and the Fixed Assets Lenders) and the Trustee (on behalf of itself and the Holders) will file financing statements under the U.C.C. (with the Fixed Assets Lenders making such filings prior to any filings of the Trustee on behalf of the Holders) and file certain mortgages, deeds of trust, security agreements and/or pledge agreements and take such other actions as each such Secured Parties' Representative may deem necessary or desirable to perfect the security interests granted to the applicable Secured Parties by the Borrowers pursuant to the applicable Collateral Documents; and

         WHEREAS, the Secured Parties desire to agree to the relative priority of their respective security interests in the Collateral, and certain other rights, priorities and interests as between themselves;

         NOW, THEREFORE, in consideration of the premises and other covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Agreement" is defined in the preamble.

         "Applicable Agreement" means, as the context requires, the Fixed Assets Security Documents, the Senior Notes Collateral Documents, the Credit Agreement and the Senior Secured Note Indenture.



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                  "Borrower" and "Borrowers" are defined in the first recital.

                  "Collateral" means, collectively, the Fixed Assets Collateral, the Senior Notes Collateral and the Parent Collateral.

                  "Collateral Documents" means, collectively, the Fixed Assets Security Documents and the Senior Notes Collateral Documents.

                  "Company" is defined in the first recital.

                  "Credit Agreement" is defined in the first recital.

                  "Enforcement" means the taking by the Administrative Agent, on behalf of the Fixed Assets Lenders, of any action to repossess any of the Fixed Assets Collateral or to commence judicial or nonjudicial enforcement of any of their respective rights and remedies with respect to the Fixed Assets Collateral.

                  "Fixed Assets Collateral" means all "Collateral" as such term is defined in each Fixed Assets Security Document including, without limitation, the real property, fixtures and equipment of the Borrowers and the pledge by certain Borrowers of the Capital Securities of certain Subsidiaries.

                  "Fixed Assets Lenders" is defined in the second recital.

                  "Fixed Assets Obligations" means all obligations of every kind and nature (including without limitation, principal, fees, interest (including interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrowers) expenses, indemnities and all other sums chargeable to the Borrowers) (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers and each other Obligor arising under or in connection with the Fixed Assets Loans, the Credit Agreement and each other Loan Document which secures or guarantees such obligations (including obligations under a Rate Protection Agreement where the counterparty is a Fixed Assets Lender (or its Affiliate)), in each case, to the extent such obligations are owed to any Fixed Assets Secured Party.

                  "Fixed Assets Security Documents" means the Fixed Assets Security Agreement, the Obligor Pledge Agreement, the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 1999, among Sterling Fibers, Inc. and The CIT Group/Business Credit, Inc. (with respect to Florida property), Leasehold Deed to Secure Debt, Assignment and Security Agreement, dated as of July 23, 1999, among Sterling Pulp Chemicals, Inc., The CIT Group/Business Credit, Inc. and U.S. Bank Trust National Association as Georgia co-agent (with respect to Georgia Property), and Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 1999, among Sterling Chemicals, Inc. and The CIT Group/Business Credit, Inc. (with respect to Texas property), and each other agreement pursuant to which the Administrative Agent is



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         granted a Lien to secure the Fixed Assets Obligations and each other agreement, certificate, document or instrument delivered in connection with any of the foregoing, whether or not specifically mentioned herein or therein.

                  "Holders" is defined in the preamble.

                  "Lenders" is defined in the first recital.

                  "Liquidation Proceeds" means the net proceeds received or receivable in respect of any sale, exchange, transfer, liquidation, collection or other disposition of any Fixed Assets Collateral which is not made in the ordinary course of the Borrowers' business.

                  "Obligations" means, collectively, the Fixed Assets Obligations and the Senior Notes Obligations.

                  "Parent Collateral" means the "Collateral" as defined in the Parent Pledge Agreement, dated as of July 23, 1999, between the Parent and the Administrative Agent on behalf of the Fixed Assets Secured Parties, relating to the pledge by the Parent of 100% of the outstanding Capital Securities of the Company to secure the Fixed Assets Obligations.

                  "Secured Parties" means, collectively or individually (as the case may be), the Fixed Assets Secured Parties and the Senior Notes Secured Parties.

                  "Secured Parties' Representative" means, collectively or individually (as the case may be), the Administrative Agent and the Trustee.

                  "Senior Notes Canadian Pledge Agreement" means the Senior Notes Canadian Pledge Agreement, dated as of July 23, 1999, between Sterling Canada, Inc. and the Trustee, relating to the pledge by Sterling Canada, Inc. of 65% of its ownership interests in Sterling Pulp Chemicals, Ltd., an Ontario company, and Sterling NRO, Ltd., an Ontario company, to secure the Senior Notes Obligations.

                  "Senior Notes Collateral" means all "Collateral" as such term is defined in Senior Notes Canadian Pledge Agreement.

                  "Senior Notes Collateral Documents" means the Stock Pledge and Security Agreement, dated as of July 23, 1999, among Sterling Chemicals, Inc., Sterling Canada, Inc., Sterling Pulp Chemicals, US, Inc., and Harris Trust Company of New York (with respect to US subsidiaries), Stock Pledge and Security Agreement, dated as of July 23, 1999, among Sterling Chemicals, Inc., Sterling Canada, Inc., and Harris Trust Company of New York (with respect to foreign subsidiaries), Security Agreement, dated as of July 23, 1999, among



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         Sterling Chemicals, Inc., Sterling Pulp Canada, Inc., Sterling Pulp
         Chemicals, Sterling Pulp Chemicals, US, Inc., Sterling Fibers, Inc., Sterling Chemicals Energy, Inc., Sterling Chemicals International, Inc. and Harris Trust Company of New York, Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 1999, among Sterling Fibers, Inc. and Harris Trust Company of New York (with respect to Florida property), Leasehold Deed to Secure Debt, Assignment and Security Agreement, dated as of July 23, 1999, among Sterling Pulp Chemicals, Inc., Harris Trust Company of New York and U.S. Bank Trust National Association as Georgia co-agent (with respect to Georgia Property), and Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 1999, among Sterling Chemicals, Inc. and Harris Trust Company of New York (with respect to Texas property).

                  "Senior Notes Documents" means the Senior Secured Note Indenture, the Senior Secured Notes or any Senior Notes Collateral Document.

                  "Senior Notes Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Company and its Subsidiaries arising under or in connection with any Senior Notes Documents.

                  "Senior Notes Secured Parties" means, collectively, the Holders and the Trustee.

                  "Senior Secured Note Indenture" is defined in the third recital.

                  "Senior Secured Notes" is defined in the third recital.

                  "Trustee" is defined in the preamble.

         SECTION 1.2. Other Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. U.C.C. Terms. Terms not otherwise defined herein which are defined in, or used in, the U.C.C. shall, unless the context indicates otherwise, be used in this Agreement as defined or used in the U.C.C.

                                   ARTICLE II

                           Interests in the Collateral

         SECTION 2.1. Priorities. Notwithstanding the date or manner of, or order of perfection of the Secured Parties' respective security interests in and liens on the Collateral, and notwithstanding any provisions of the U.C.C., any applicable law or decision, or any Applicable Agreement, or whether any Secured Party has possession of all or any part of the Collateral, the following, as between the Secured Parties, shall be the relative priority of the security interests and liens of the Secured Parties in the Collateral:

         (a) with respect to Fixed Assets Collateral, the Fixed Assets Secured Parties' security interests in and liens on such Fixed Assets Collateral shall be senior and prior to the Senior



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    Notes Secured Parties' security interest in and liens on such Fixed Assets
    Collateral in all respects;

         (b) with respect to the Parent Collateral and the Current Assets, the Senior Notes Secured Parties shall have no right, title or interest of any kind whatsoever in any such Parent Collateral or Current Assets; and

         (c) with respect to Senior Notes Collateral, the Fixed Assets Secured Parties shall have no right, title or interest of any kind whatsoever in any such Senior Notes Collateral.

         SECTION 2.2. Subordination. Each of the Senior Notes Secured Parties agrees that its security interest in and liens on the Fixed Assets Collateral shall be subordinated and junior in all respects to the Fixed Assets Secured Parties' security interests in and liens on all such Fixed Assets Collateral.

                                   ARTICLE III

                        Exercise of Remedies; Enforcement

         SECTION 3.1. Enforcement Rights. (a) The Administrative Agent shall have the sole and exclusive right to sell, transfer or otherwise dispose of the Fixed Assets Collateral in any manner deemed necessary or appropriate by it without regard to the security interest or liens of the Senior Notes Secured Parties and without the Senior Notes Secured Parties' consent. The Trustee will, immediately upon the sale, transfer or other disposition of all or any part of the Fixed Assets Collateral by the Administrative Agent (including pursuant to any disposition of any Fixed Assets Collateral permitted under the Credit Agreement), release or otherwise terminate the security interests or liens of the Senior Notes Secured Parties in all such Fixed Assets Collateral, and the Trustee will immediately deliver U.C.C. termination statements (Form U.C.C.-3) or such other instruments as may be suitable or appropriate in connection therewith.

         (b) The Senior Notes Secured Parties acknowledge and agree that, with respect to any Enforcement commenced by the Administrative Agent in compliance with the provisions hereof, (I) the Senior Notes Secured Parties shall have no right to direct or participate in any aspect of such Enforcement, (ii) the time, place and manner of any such Enforcement and the price at which any of the Fixed Assets Collateral which is the subject of such Enforcement is liquidated, as well as all other details of such Enforcement, shall be determined solely in the discretion of the Administrative Agent, and (iii) the Senior Notes Secured Parties shall have no claim or action against the Administrative Agent with respect to any such Enforcement or with respect to the amount of Liquidation Proceeds realized as a result of any such Enforcement; provided, that such Enforcement complies, in all material respects with applicable law and the terms of this Agreement and each of the Applicable Agreements.

         (c) Each of the Senior Notes Secured Parties agrees that it shall not contest or support any other Person in contesting in any proceeding (including, in any bankruptcy, moratorium,



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reorganization or other insolvency proceeding) the legality, validity, binding effect, priority, enforceability or effectiveness of the Administrative Agent's and the Fixed Assets Secured Parties' first-priority, perfected security interest in and liens on any of the Fixed Assets Collateral.

         (d) For the sole purpose of perfecting the Secured Parties' security interest in and liens on the Fixed Assets Collateral pledged to the Administrative Agent pursuant to the Obligor Pledge Agreement (the "Stock"), the Administrative Agent shall maintain sole possession and control of such Stock for the benefit of the Fixed Assets Secured Parties and as agent for the Senior Notes Secured Parties. Nothing herein shall impose upon the Administrative Agent any duty or liability to the Senior Notes Secured Parties other than the duties expressly described in this clause (d) and Section 3.2. Upon the payment in cash in full of the Fixed Assets Obligations and the permanent termination of the Fixed Assets Loan Commitment, the Administrative Agent will deliver possession of the Stock to the Trustee unless the Trustee has previously provided the Administrative Agent with written notice that the Senior Notes Obligations have been indefeasibly paid in full. In no event shall the Administrative Agent have any liability to any Senior Notes Secured Party except for liability finally determined by a court of competent jurisdiction to have resulted solely from the Administrative Agent's gross negligence or willful misconduct.

         (e) The Senior Notes Secured Parties understand and agree that, so long as any Fixed Assets Obligations shall not have been paid in cash in full and until all commitments to make Credit Extensions under the Credit Agreement and the related Loan Documents shall have been fully and permanently terminated, the Administrative Agent shall accept directions only from the Fixed Assets Secured Parties.

         SECTION 3.2. Allocation of Liquidation Proceeds from any Disposition of Collateral. (a) Liquidation Proceeds derived from a disposition or collection of Fixed Assets Collateral shall be paid to the Administrative Agent for application, (i) first, to the Fixed Assets Obligations until the Fixed Assets Obligations are paid in full in cash, (ii) second, if any Liquidation Proceeds remain, to the Senior Notes Obligations, until the Senior Notes Obligations are paid in full, and (iii) third, if any Liquidation Proceeds remain, to the Borrowers or to such other Person which is entitled to such Liquidation Proceeds pursuant to applicable law.

         (b) Each of the Senior Notes Secured Parties agrees that if it receives Liquidation Proceeds of Fixed Assets Collateral to which it is not entitled pursuant to the terms of this Agreement, then such Senior Notes Secured Party shall promptly remit such proceeds to the Administrative Agent for application in accordance with clause (a) of this Section 3.2. For purposes of this Section 3.2, Liquidation Proceeds of Fixed Assets Collateral shall include proceeds of Fixed Assets Collateral received by any party hereto from any source whatsoever, including by means of setoff.

         SECTION 3.3. Senior Notes Secured Parties' Remedies. Each Senior Notes Secured Party agrees that it will not pursue any of the remedies provided under applicable law for by the terms of any Senior Notes Document that arise as a result of a default or event of default under such Senior Notes Document, unless and until the Administrative Agent declares the Fixed Assets Obligations to be due and payable or the Lenders and the Administrative Agent exercise their remedies


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(including foreclosure) under the Fixed Assets Security Document with respect to the Fixed Assets Collateral.

         SECTION 3.4. Extensions, Modifications, etc. Either of the Secured Parties may, without affecting the validity of this Agreement, extend the times of payment of any Indebtedness of any Borrower to such Secured Parties or modify any of the terms and conditions of any Applicable Agreement or any other document evidencing, securing or executed in connection with the Indebtedness which is the subject of either the Credit Agreement or the Senior Secured Note Indenture, as applicable, in any case in accordance with the Applicable Agreements, without the consent of the other Secured Parties and without giving notice thereof to the other Secured Parties.

         SECTION 3.5. Reservation of Rights. Any failure on the part of either of the Secured Parties to promptly exercise any right hereby given or reserved or given or reserved in any other document to which such Secured Parties are party or beneficiary shall not prevent the exercise of any such right at any time thereafter. Subject to Sections 3.2 and 3.3, each of the Secured Parties may pursue and enforce any remedy or remedies accorded herein independently of, or in conjunction or concurrently with or subsequent to, its pursuit and enforcement of any remedy or remedies which it may otherwise have against any Borrower.

                                   ARTICLE IV

                       Certain Restrictions and Agreements

         SECTION 4.1. Marshaling; Foreclosure on Collateral. (a) Each of the Senior Notes Secured Parties (i) acknowledges that the Fixed Assets Obligations are secured by collateral other than the Fixed Assets Collateral, and (ii) agrees that none of the Fixed Assets Secured Parties shall have any obligation to marshall the assets of any Borrower or any other Person in which it has a security interest, before enforcing its rights in any Fixed Assets Collateral, and the Senior Notes Secured Parties shall have no rights whatsoever hereunder to share or participate in any proceeds of such other collateral.

         (b) The Trustee agrees that it will not file any U.C.C. financing statements (Form U.C.C.-1) or other similar financing statements or record any mortgages or deed of trust with respect to any of the Fixed Assets Collateral until such time as the Administrative Agent has filed its U.C.C. financing statements (Form U.C.C.-1) or other similar financing statements and recorded its mortgages with respect to such Fixed Assets Collateral and has notified the Trustee of the completion of such filings and recordations.

         SECTION 4.2. Accountings. At any time and from time to time after the commencement of an Enforcement with respect to any Fixed Assets Collateral, the Administrative Agent and the Trustee agree to provide to each other, upon written request, information as to the outstanding amount of any of the Obligations, the amount and identity of Liquidation Proceeds received by the Administrative Agent in respect of any Fixed Assets Collateral from any third Person and the




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application thereof, and such other information relating to the Fixed Assets
Collateral as such party may reasonably request.

         SECTION 4.3. Notices of Defaults. The Administrative Agent and the Trustee each agree to give the other copies of any notice of the occurrence or existence of a Default or Event of Default which the Administrative Agent or the Trustee, as the case may be, sends to the Company, simultaneously with the sending of such notice to the Company, but the failure to do so shall not affect the validity of such notice or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The sending of such notice shall not give the recipient the obligation to cure such default.

         SECTION 4.4. Insurance; Condemnation Proceeds. Notwithstanding anything to the contrary herein, with respect to policies which insure the Fixed Assets Collateral, if, pursuant to the Applicable Agreements, the Borrowers are is required to obtain satisfactory loss payable endorsements naming the Fixed Assets Secured Parties and the Senior Notes Secured Parties, as their interests may appear, as loss payees, or with such other designation as the parties hereto may agree, the Administrative Agent shall, subject to the Administrative Agent's rights under the Applicable Agreements, have the sole exclusive right, as against the Senior Notes Secured Parties, to effect settlement of such insurance policy in the event of any loss to any Fixed Assets Collateral. All proceeds of such policy shall be paid to the Administrative Agent (for its own account and the account of the Fixed Assets Lenders). The Administrative Agent shall apply the proceeds of such policy in accordance with clause (a) of Section 3.2.

         SECTION 4.5. U.C.C. Notices. In the event the Administrative Agent shall be required by the U.C.C. or any other applicable law to give notice to the Trustee of an intended disposition of any portion of the Fixed Assets Collateral, such notice shall be given in accordance with Section 5.2, and five days' notice shall be deemed to be commercially reasonable. The execution of this Agreement by each of the Administrative Agent, on behalf of the Fixed Assets Secured Parties, and the Trustee, on behalf of the Senior Notes Secured Parties, shall be deemed to be each Secured Parties' notice to the other of a claim of an interest in the Fixed Assets Collateral for the purposes of Section 9-505 of the U.C.C.

         SECTION 4.6. Assignment of Agreement or Claim. The Trustee hereto agrees that it will not sell, transfer, assign or otherwise dispose of all or any part of the Senior Notes Obligations, or any notes, instruments or agreements evidencing such Senior Notes Obligations, or any of its interest in any of the foregoing, unless, prior to any such sale, transfer, assignment or other disposition, (i) such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement and (ii) any document, instrument or agreement evidencing all or any part of the Senior Notes Obligations, is marked with the following legend:

         NOTICE: THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF JULY 23, 1999, BETWEEN HARRIS TRUST COMPANY OF NEW YORK, AS TRUSTEE AND HOLDERS REPRESENTATIVE ON BEHALF OF ITSELF AND CERTAIN OTHER HOLDERS OF



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         THE SENIOR SECURED NOTES AND THE CIT GROUP/BUSINESS CREDIT, INC., AS
         ADMINISTRATIVE AGENT ON BEHALF OF ITSELF AND THE LENDERS.

         SECTION 4.7. Independent Credit Investigations. No party to this Agreement, nor any directors, officers, agents or employees of any party to this Agreement, shall be responsible to any other party to this Agreement or to any other Person, for the Company's or the other Borrowers' solvency, financial condition or ability to repay any of the Obligations, or any lien or security interests granted by the Borrowers or Parent to either of the Secured Parties in connection therewith. Each of the parties hereto has entered into its respective financing agreements with the Borrowers based upon its own independent investigation, and makes no warranty or representation to the others nor does it rely upon any representation of any other party hereto with respect to matters identified or referred to in this Section 4.7.

         SECTION 4.8. Representations and Warranties of the Parties to Each Other. Each party hereto warrants and represents to the other parties hereto that:

         (a) it has full right, power and authority to enter into this Agreement;

         (b) its execution and delivery of this Agreement does not and will not constitute a breach of or default under any provision contained in its certificate of incorporation, by-laws, certificate of formation and/or any similar arrangements applicable to any of such party's capital, or any agreement to which it is a party or by which it is bound;

         (c) this Agreement, when executed and delivered by such party, shall constitute the legal, valid and binding obligation of such party enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity); and

         (d) its execution and delivery hereof and performance hereunder does not and will not violate any applicable law.


                                    ARTICLE V

                                  Miscellaneous

         SECTION 5.1. Loan Documents. This Agreement does not modify the respective duties and rights of the Administrative Agent and the Lenders to one another under the Credit Agreement and the other Loan Documents.

         SECTION 5.2. Notices. All notices, requests and other communications provided to any party hereto under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted



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

              (a)   If to the Administrative Agent:

                    The CIT Group/Business Credit, Inc.
                    Two Lincoln Center
                    5420 LBJ Freeway, Suite 200
                    Dallas, Texas 75240
                    Attention: R. Grant Weiss
                    Facsimile: 972-455-1690

              (b)   If to the Trustee:

                    Harris Trust Company of New York
                    Wall Street Plaza
                    19th Floor
                    88 Pine Street
                    New York, New York 10005
                    Attention: Peter Morse
                    Facsimile: (212) 701-7664

Any notice, if (i) (x) mailed and properly addressed with postage prepaid or (y) properly addressed and sent by pre-paid courier service, shall be deemed given when received, or (ii) transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

         SECTION 5.3. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 5.4. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective as of the date first above written when counterparts hereof executed on behalf of each of the parties hereto shall have been received by each of the parties hereto.

         SECTION 5.5. Successors and Assigns. This Agreement is a continuing agreement of subordination and the Fixed Assets Secured Lenders may, from time to time and without notice to the Senior Notes Secured Lenders, extend credit to or make other financial arrangements with the Borrowers in reliance hereon. This Agreement shall (a) remain in full force and effect until the Fixed Assets Obligations shall have been paid in cash in full and all commitments to make Credit Extensions thereunder have been permanently terminated, and notwithstanding the occurrence of any insolvency event (it being understood and agreed that the provisions of this Agreement shall continue in full force and effect after the filing of any bankruptcy case and during the pendency of





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

any insolvency event), (b) be binding upon the Senior Notes Secured Parties, the Borrowers, and their respective successors, transferees and assigns, and (c) inure to the benefit of and be enforceable by the Administrative Agent and each Fixed Assets Secured Party and their respective successors, transferees and assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns. To the extent the Credit Agreement is amended, supplemented, refinanced, amended and restated or otherwise modified at any time, and/or the Fixed Assets Obligations are refinanced, whether by the Administrative Agent, the Fixed Assets Lenders or any unrelated third party, such refinancing indebtedness shall be entitled to the benefits hereof and this Agreement shall continue in full force and effect and shall inure to the benefit of each holder of such refinancing indebtedness and each party serving in a representative or fiduciary capacity under the documentation governing such refinancing indebtedness as if such refinancing indebtedness were the Fixed Assets Obligations on the date hereof and the holders, representatives and fiduciaries were the Fixed Assets Secured Parties on the date hereof. To the extent that Senior Notes Obligations are refinanced, such refinancing indebtedness shall be entitled to the benefits hereof and this Agreement shall continue in full force and effect and shall inure to the benefit of and be binding upon each holder of such refinanced indebtedness and each party serving in a representative or fiduciary capacity under the documentation governing such refinancing indebtedness as if such refinancing indebtedness were the Senior Notes Obligations on the date hereof and such holders, representatives and fiduciaries were the Senior Notes Secured Parties on the date hereof. In the event that either the Fixed Assets Obligations or the Senior Notes Obligations are refinanced, each of the parties agrees to execute any amendment to this Agreement which is reasonably required in order to more accurately describe such refinancing indebtedness, the holders thereof or the representatives or fiduciaries thereunder or to otherwise give full effect to the purpose and intent of this Section 5.5.

         SECTION 5.6. Waivers, Amendment, etc. The provisions of this Agreement may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and consented to by each of the Administrative Agent and the Trustee.

         SECTION 5.7. Fees and Expenses. The Senior Notes Secured Parties agree to pay, upon demand, to the Fixed Assets Secured Parties, any and all reasonable costs and expenses, including reasonable attorneys' fees and disbursements, which the Fixed Assets Secured Parties may incur in connection with the exercise or enforcement of any of the rights or interest of the Fixed Assets Secured Parties under this Agreement, by reason of (a) any breach by the Senior Notes Secured Parties of any of its obligations or agreements hereunder, (b) the taking of any actions by the Senior Notes Secured Parties challenging any of the provisions hereof or which are inconsistent with the terms hereof and (c) the failure of the Senior Notes Secured Parties to take any action required to be taken by it or requested to be taken by it, in each case pursuant to the terms of this Agreement, and the Borrowers, jointly and severally, agree to pay, upon demand, to the Administrative Agent, any and all reasonable costs and expenses, including reasonable attorneys' fees and disbursements, which the Administrative Agent may incur in connection with the exercise or enforcement of rights or interest of the Administrative Agent hereunder.

         SECTION 5.8. Termination of Agreement. This Agreement shall be effective and may not be terminated or otherwise revoked by any of the Secured Parties or any of their respective successors and assigns until the Termination Date.

         SECTION 5.9. No Rights for Third Parties. THIS AGREEMENT CONSTITUTES AN AGREEMENT AMONG AND FOR THE BENEFIT OF THE SECURED PARTIES ONLY, AND NOTHING CONTAINED HEREIN SHALL CONFER OR BE DEEMED TO CREATE ANY RIGHTS OR BENEFITS FOR THE BENEFIT OF ANY OTHER PARTY, AND ANY AMENDMENT, MODIFICATION OR WAIVER MAY BE MADE TO THIS AGREEMENT WITHOUT CONSENT OF, OR NOTICE TO, ANY OTHER PARTY OTHER THAN THE SENIOR NOTES SECURED PARTIES AND THE COMPANY. NO PARTY IS (OR SHALL BE DEEMED TO BE) A THIRD PARTY BENEFICIARY UNDER THIS AGREEMENT.

         SECTION 5.10. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

         SECTION 5.11. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO THAT IS BROUGHT IN THE STATE OF NEW YORK SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY FIXED ASSETS COLLATERAL MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH FIXED ASSETS COLLATERAL MAY BE FOUND.

         SECTION 5.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER OF THE PARTIES HERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTY HERETO TO ENTER INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                                         as Administrative Agent for the
                                         Fixed Assets Secured Parties



                                      By:
                                         ---------------------------------------
                                      Printed Name:
                                                   -----------------------------
                                      Title:
                                            ------------------------------------

                                      HARRIS TRUST COMPANY OF NEW YORK,
                                         as Trustee and on behalf of the
                                         Holders of the Senior Secured Notes



                                      By:
                                         ---------------------------------------
                                      Printed Name:
                                                   -----------------------------
                                      Title:
                                            ------------------------------------

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

STERLING CHEMICALS, INC.,
   on behalf of itself and each other Borrower



By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------